                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------

                       U.S. RECEIVABLES PURCHASE AGREEMENT

                            DATED AS OF JULY 2, 2001

                                      AMONG

                        W1 RECEIVABLES, L.P., AS SELLER,

                  WEATHERFORD INTERNATIONAL, INC., AS SERVICER,

                       JUPITER SECURITIZATION CORPORATION

                                       AND

                  BANK ONE, NA (MAIN OFFICE CHICAGO), AS AGENT

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


                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I. PURCHASE ARRANGEMENTS............................................................1

   Section 1.1    Purchase Facility.........................................................1
   Section 1.2    Increases.................................................................2
   Section 1.3    Decreases.................................................................2
   Section 1.4    Payment Requirements......................................................2

ARTICLE II. PAYMENTS AND COLLECTIONS........................................................3

   Section 2.1    Payments..................................................................3
   Section 2.2    Collections Prior to Amortization.........................................3
   Section 2.3    Collections Following Amortization........................................4
   Section 2.4    Application of Collections................................................4
   Section 2.5    Payment Recission.........................................................5
   Section 2.6    Maximum Purchaser Interests...............................................5
   Section 2.7    Clean Up Call.............................................................5

ARTICLE III. CONDUIT FUNDING................................................................5

   Section 3.1    CP Costs..................................................................5
   Section 3.2    CP Costs Payments.........................................................6
   Section 3.3    Calculation of CP Costs...................................................6

ARTICLE IV. FINANCIAL INSTITUTION FUNDING...................................................6

   Section 4.1    Financial Institution Funding.............................................6
   Section 4.2    Yield Payments............................................................6
   Section 4.3    Selection and Continuation of Tranche Periods.............................6
   Section 4.4    Financial Institution Discount Rates......................................7
   Section 4.5    Suspension of the LIBO Rate...............................................7

ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................................8

   Section 5.1    Representations and Warranties of the Seller Parties......................8
   Section 5.2    Financial Institution Representations and Warranties.....................11

ARTICLE VI. CONDITIONS OF PURCHASES........................................................12

   Section 6.1    Conditions Precedent to Initial Incremental Purchase.....................12
   Section 6.2    Conditions Precedent to All Purchases and Reinvestments..................12

ARTICLE VII. COVENANTS.....................................................................13

   Section 7.1    Affirmative Covenants of the Seller Parties..............................13
   Section 7.2    Negative Covenants of the Seller Parties.................................20

ARTICLE VIII. ADMINISTRATION AND COLLECTION................................................21

   Section 8.1    Designation of Servicer..................................................21
   Section 8.2    Duties of Servicer.......................................................22
   Section 8.3    Collection Notices.......................................................23
   Section 8.4    Responsibilities of Seller...............................................23
   Section 8.5    Reports..................................................................23
   Section 8.6    Servicing Fees...........................................................23

ARTICLE IX. AMORTIZATION EVENTS............................................................24

   Section 9.1    Amortization Events......................................................24
   Section 9.2    Remedies.................................................................25


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
                                                                                          PAGE
                                                                                          ----
ARTICLE X. INDEMNIFICATION..................................................................26

   Section 10.1   Indemnities by the Seller Parties.........................................26
   Section 10.2   Increased Cost and Reduced Return.........................................29
   Section 10.3   Other Costs and Expenses..................................................29

ARTICLE XI. THE AGENT.......................................................................30

   Section 11.1   Authorization and Action..................................................30
   Section 11.2   Delegation of Duties......................................................30
   Section 11.3   Exculpatory Provisions....................................................30
   Section 11.4   Reliance by Agent.........................................................31
   Section 11.5   Non-Reliance on Agent and Other Purchasers................................31
   Section 11.6   Reimbursement and Indemnification.........................................31
   Section 11.7   Agent in its Individual Capacity..........................................31
   Section 11.8   Successor Agent...........................................................32

ARTICLE XII. ASSIGNMENTS; PARTICIPATIONS....................................................32

   Section 12.1   Assignments...............................................................32
   Section 12.2   Participations............................................................33

ARTICLE XIII. LIQUIDITY FACILITY............................................................33

   Section 13.1   Transfer to Financial Institutions........................................33
   Section 13.2   Transfer Price Reduction Yield............................................34
   Section 13.3   Payments to Conduit.......................................................34
   Section 13.4   Limitation on Commitment to Purchase from Conduit.........................34
   Section 13.5   Defaulting Financial Institutions.........................................34
   Section 13.6   Terminating Financial Institutions........................................35

ARTICLE XIV. MISCELLANEOUS..................................................................36

   Section 14.1   Waivers and Amendments....................................................36
   Section 14.2   Notices...................................................................37
   Section 14.3   Ratable Payments..........................................................37
   Section 14.4   Protection of Ownership Interests of the Purchasers.......................37
   Section 14.5   Confidentiality...........................................................38
   Section 14.6   Bankruptcy Petition.......................................................39
   Section 14.7   Limitation of Liability...................................................39
   Section 14.8   CHOICE OF LAW.............................................................39
   Section 14.9   CONSENT TO JURISDICTION...................................................39
   Section 14.10  WAIVER OF JURY TRIAL......................................................40
   Section 14.11  Integration; Binding Effect; Survival of Terms............................40
   Section 14.12  Counterparts; Severability; Section References............................40
   Section 14.13  Bank One Roles............................................................40
   Section 14.14  Characterization..........................................................41


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                             EXHIBITS AND SCHEDULES

Exhibit I         Definitions

Exhibit II        Form of Purchase Notice

Exhibit III       Chief Executive Office of the Seller; Locations of Records; Seller's Federal
                  Employer Identification Number

Exhibit IV        Names of Collection Banks; Collection Accounts

Exhibit V         Form of Compliance Certificate

Exhibit VI-1      Form of Collection Account Agreement for Lock-Box Accounts

Exhibit VI-2      Form of Collection Account Agreement for Deposit Accounts

Exhibit VII       Form of Assignment Agreement

Exhibit VIII      Credit and Collection Policy

Exhibit IX        Form of Contract(s)

Exhibit X         Form of Monthly Report

Exhibit XI        Form of Performance Undertaking


Schedule A        Commitments

Schedule B        Closing Documents

                       U.S. RECEIVABLES PURCHASE AGREEMENT

                  THIS U.S. RECEIVABLES PURCHASE AGREEMENT, dated as of July 2, 2001, is among W1 Receivables, L.P., a Texas limited partnership ("SELLER"), Weatherford International, Inc., a Delaware corporation ("WEATHERFORD"), as initial Servicer, the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "FINANCIAL INSTITUTIONS"), Jupiter Securitization Corporation ("CONDUIT") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "AGENT"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

                  Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

                  Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

                  In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms hereof.

                  Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Conduit and the Financial Institutions in accordance with the terms hereof.


                                   ARTICLE I.

                              PURCHASE ARRANGEMENTS

         Section 1.1 Purchase Facility.

                  (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

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                  (b) Seller may, upon at least 10 Business Days' notice to the
Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

         Section 1.2 Increases. Seller shall provide the Agent with at least two
(2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "PURCHASE NOTICE"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase. If Conduit declines to make a proposed purchase in whole or in part, the Agent will notify Seller of such fact, whereupon, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial Institutions, as applicable, shall deposit to the account specified by the Agent (and the Agent shall deposit to the account specified in the Purchase Notice) in immediately available funds no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Conduit, the aggregate Purchase Price of the Purchaser Interests Conduit is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

         Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "REDUCTION NOTICE") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "AGGREGATE REDUCTION"). Only one (1) Reduction Notice shall be outstanding at any time.

         Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.


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


                                  ARTICLE II.

                            PAYMENTS AND COLLECTIONS

         Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs in connection with purchases by Conduit of Purchaser Interests, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "OBLIGATIONS"). If Seller fails to pay any of the Obligations when due, Seller agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.


         Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "REINVESTMENT") with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid CP Costs, Yield and other Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by the Servicer
(i) if applicable, shall be remitted to


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the Agent's account no later than 12:00 noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Conduit pursuant to Section 13.6 (the "TERMINATION DATE") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "TERMINATION PERCENTAGE"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

         Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

         Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

                  FIRST, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer,

                  SECOND, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                  THIRD, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

                  FOURTH, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

                  FIFTH, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is


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


         acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and

                  SIXTH, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.4, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

         Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

         Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

         Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to
Section 1.3, Servicer shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the aggregate Outstanding Balance of all Receivables as of the Initial Cut-Off Date, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.


                                  ARTICLE III.

                                 CONDUIT FUNDING

         Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the


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


Capital in respect of such Purchaser Interest represents in relation to all assets held by Conduit and funded substantially with related Pooled Commercial Paper.

         Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Conduit for the immediately preceding Accrual Period in accordance with Article II.

         Section 3.3 Calculation of CP Costs. On the 5th Business Day immediately preceding each Settlement Date, Conduit shall calculate the aggregate amount of CP Costs allocated to the Capital of the Purchaser Interests for the applicable Accrual Period and shall notify Seller of such aggregate amount.


                                  ARTICLE IV.

                          FINANCIAL INSTITUTION FUNDING

         Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. No Purchaser Interest of Conduit shall constitute a Purchaser Interest of the Financial Institutions unless and until it is transferred to and acquired by the Financial Institutions pursuant to Article XIII of this Agreement. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions by Conduit pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Conduit any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

         Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

         Section 4.3 Selection and Continuation of Tranche Periods.

                  (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

                  (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "TERMINATING TRANCHE") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser
Interest into multiple Purchaser Interests, (ii) combine any such Purchaser


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

Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

         Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 12:00 noon (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) on the expiration date of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

         Section 4.5 Suspension of the LIBO Rate.

                  (a) If any Financial Institution notifies the Agent that it has determined in good faith that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

                  (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).


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


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Existence and Power. Such Seller Party is duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or limited partnership, as the case may be, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted where the failure to so qualify or so hold could reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not breach or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries other than as created under the Transaction Documents and in any case, where such breach or violation could reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. Except as disclosed in Weatherford's reports on SEC Form 10-K or 10-Q, there are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information relating to such Seller Party's business, assets or financial condition heretofore furnished by such Seller Party or any of its Affiliates to the Agent or any Purchaser for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or any Purchaser will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a fact necessary to make the statements contained therein not misleading in any material respect.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that constitutes a tender offer under Regulation 140 promulgated under the Securities Exchange Act of 1934, as amended and in which the board of directors or similar governing body of the subject company has not approved the transaction.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security (to the extent covered by Article 9 of the UCC) and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security (to the extent covered by Article 9 of the UCC) and the Collections.

                  (k) Places of Business and Locations of Records. The chief executive office of Seller and the offices where each of the Seller Parties keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with
Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

                  (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 2000, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, or (B) the ability of Seller to perform its obligations under the Transaction Documents.

                  (n) Names. In the past five (5) years, Seller has not used any partnership names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. Weatherford owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject where the failure to so comply could reasonably be expected to have a Material Adverse Effect. Seller represents and warrants that each Eligible Receivable, together with the Contract and Invoice related thereto, does not breach any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract or Invoice is in violation of any such law, rule or regulation, where such breach or violation could reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

                  (s) Payments to Originators. With respect to each Receivable transferred to Seller under the U.S. Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the U.S. Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Invoices. Each Invoice with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder (subject to adjustment, to the extent provided therein) and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the U.S. Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                  (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) Accounting. Seller accounts for the transactions contemplated by the U.S. Receivables Sale Agreement for financial accounting purposes as purchases from the Originators of the U.S. Receivables and Related Security.

         Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Conduit that:

                  (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                  ARTICLE VI.

                             CONDITIONS OF PURCHASES

         Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

         Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under
Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                           (i) the representations and warranties set forth in
Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                           (ii) no event has occurred and is continuing, or
would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

                           (iii) the Aggregate Capital does not exceed the
Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII.

                                    COVENANTS

         Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                           (i) Annual Reporting. Within 120 days after the close
of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Weatherford and Seller for such fiscal year certified in a manner reasonably satisfactory to the Agent by independent public accountants of recognized national standing.

                           (ii) Quarterly Reporting. Within 60 days after the
close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Weatherford and Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Weatherford and Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by its vice president-finance, its chief financial officer or other vice president with finance or accounting responsibility.

                           (iii) Compliance Certificate. Together with the
financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv) Shareholders Statements and Reports. Promptly
upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

                           (v) Copies of Notices. Promptly upon its receipt of
any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Conduit, copies of the same.

                           (vi) Change in Credit and Collection Policy. At least
thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                           (vii) Other Information. Promptly, from time to time,
such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i) Amortization Events or Potential Amortization
Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                           (ii) Judgment and Proceedings. (1) The entry of any
judgment or decree against Weatherford or any of its Subsidiaries (other than Seller) if the aggregate amount of all judgments and decrees then outstanding against Weatherford and its Subsidiaries exceeds $25,000,000 after deducting (A) the amount with respect to which they are insured and with respect to which the insurer has assumed responsibility in writing, and (B) the amount for which they are otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                           (iii) Material Adverse Effect. The occurrence of any
event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                           (iv) Sale Termination Date. The occurrence of the
"SALE TERMINATION DATE" under and as defined in the U.S. Receivables Sale Agreement with respect to any Material Originator.

                           (v) Defaults Under Other Agreements. The occurrence
of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor; PROVIDED, HOWEVER, that with respect to Weatherford's financing arrangements, no such notice shall be required unless such financing arrangement provides for credit accommodations or facilities in excess of $25,000,000 in the aggregate.

                  (c) Compliance with Laws and Preservation of Legal Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, where the failure to so comply could reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate or limited partnership (as applicable) existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation, as applicable, and qualify and remain qualified in good standing as a foreign corporation or foreign limited partnership, as applicable, in each jurisdiction where its business is conducted, where the failure to so preserve and maintain or qualify could reasonably be expected to have a Material Adverse Effect, except that Weatherford may enter into Permitted Restructurings.

                  (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person during normal business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

                  (e) Keeping and Marking of Records and Books.

                           (i) The Servicer will (and will cause each other
Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Seller Party will (and will cause each
Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent following the occurrence of an Amortization Event: (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of U.S. Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the U.S. Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the U.S. Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the U.S. Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the U.S. Receivables Sale Agreement.

                  (h) Ownership. Seller will (or will cause the Originators to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the U.S. Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security (to the extent covered by Article 9 of the UCC) and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security (to the extent covered by Article 9 of the UCC) and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security (to the extent covered by

Article 9 of the UCC) and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Weatherford and each other Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Originator and its Affiliates (other than General Partner) and not just a division of such Originator or Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                                    (A) conduct its own business in its own name
and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of an Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                                    (B) compensate all employees, consultants
and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and such Originator or such Affiliate, as applicable;

                                    (C) clearly identify its offices (by signage
or otherwise) as its offices and, if such office is located in the offices of any Originator, Seller shall lease such office at a fair market rent;

                                    (D) have a separate telephone number, which
will be answered only in its name and separate stationery, invoices and checks in its own name;

                                    (E) conduct all transactions with any
Originator strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                                    (F) cause Seller's General Partner at all
times to have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                                    (G) observe all legal formalities as a
distinct entity, and ensure that all partnership actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                                    (H) maintain Seller's books and records
separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Such Originator and any Affiliate thereof;

                                    (I) prepare its financial statements
separately from those of each Originator and insure that any consolidated financial statements of such Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                                    (J) except as herein specifically otherwise
provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of each Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                                    (K) pay all of Seller's operating expenses
from Seller's own assets (except for certain payments by an Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                                    (L) operate its business and activities such
that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the U.S. Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under the Transaction Documents, (3) the incurrence of obligations, as expressly contemplated in the U.S. Receivables Sale Agreement, to make payment to each Originator thereunder for the purchase of Receivables from such Originator under the U.S. Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                                    (M) maintain its Organic Documents in
conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Organic Documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                                    (N) maintain the effectiveness of, and
continue to perform under the U.S. Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the U.S. Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the U.S. Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                                    (O) maintain its separateness such that it
does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and

                                    (P) maintain at all times the Required
Capital Amount (as defined in the U.S. Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained.

                  (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times from and after August 15, 2001 to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment.

                  (m) Payment to Originators. Each purchase by Seller of a Receivable shall be effected under, and in strict compliance with the terms of, the U.S. Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

         Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Except for Permitted Restructurings by Weatherford, such Seller Party will not change its name, identity or organizational structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

                  (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Sale Termination Date Determination. Seller will not designate the Sale Termination Date (as defined in the U.S. Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Sale Termination Date arising pursuant to Section 5.1(d) of the U.S. Receivables Sale Agreement.

                  (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                                 ARTICLE VIII.

                          ADMINISTRATION AND COLLECTION

         Section 8.1 Designation of Servicer.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 8.1. Weatherford is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed Weatherford or any successor Servicer.

                  (b) Without the prior written consent of the Agent and the Required Financial Institutions, Weatherford shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) the Originators and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. None of the Originators shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Weatherford. If at any time following the occurrence of an Amortization Event the Agent shall designate as Servicer any Person other than Weatherford, all duties and responsibilities theretofore delegated by Weatherford to any other Originator may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Weatherford and to Seller.

                  (c) Notwithstanding the foregoing subsection (b), (i) Weatherford shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Weatherford in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Weatherford in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Weatherford, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

         Section 8.2 Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. From and after August 14, 2001, the Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each Collection Bank with respect to each Lock-Box or Collection Account. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, as not constituting Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         Section 8.3 Collection Notices. The Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled after the occurrence of an Amortization Event to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

         Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

         Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the Monthly Reporting Date and at such times as the Agent shall request, a Monthly Report and (ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

         Section 8.6 Servicing Fees. In consideration of Weatherford's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Weatherford shall continue to perform as Servicer hereunder, Seller shall pay over to Weatherford a fee (the "SERVICING FEE") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1.00% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.


                                  ARTICLE IX.

                               AMORTIZATION EVENTS

         Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an "AMORTIZATION EVENT":

                  (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                  (c) Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay Indebtedness when due in excess of $25,000,000 or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) Any Event of Bankruptcy shall occur with respect to any Seller Party, General Partner or any Material Originator.

                  (e) Seller shall fail to comply with the terms of Section 2.6 hereof.

                  (f) As at the end of any calendar month:

                           (i) the 3-month rolling average of the Delinquency
                  Ratio shall exceed 7.25%;

                           (ii) the 3-month rolling average of the Default Ratio
                  shall exceed 29.0%;

                           (iii) the 3-month rolling average of the Dilution
                  Ratio shall exceed 11.25%; or

                           (iv) the 3-month rolling average of the
                  Loss-to-Liquidation Ratio shall exceed 21.75%.

                  (g) A Change of Control shall occur.

                  (h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

                  (i) Except as a result of a Permitted Restructuring: (i) any Material Originator's "SALE TERMINATION DATE" under and as defined in the U.S. Receivables Sale Agreement shall occur or (ii) any Material Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the U.S. Receivables Sale Agreement.

                  (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (k) The Servicer or the Performance Guarantor shall fail to maintain senior unsecured long-term debt ratings from either or both of Standard & Poor's Ratings Group or Moody's Investors Services, Inc. of at least "BBB-" from Standard & Poor's Ratings Group and "Baa3" from Moody's Investors Services, Inc.

                  (l) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

         Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; PROVIDED, HOWEVER, that upon the occurrence of an Amortization Event described in Section 9.1(d) with respect to Seller, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the

Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time (it being understood and agreed that in no event shall any Aggregate Unpaid which is accruing Default Fees also accrue any CP Costs or Yield), (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                   ARTICLE X.

                                 INDEMNIFICATION

         Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                  (i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                 (ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the applicable Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                (iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                 (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                  (v) any dispute, claim, offset or defense (other than
                      discharge in bankruptcy of the Obligor or an inability of such Obligor to pay due to lack of funds or lack of creditworthiness) to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods related to such Receivable or the furnishing or failure to furnish such goods;

                 (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                 (viii) any inability to litigate any claim against any Obligor in respect of any such Receivable as a result of such Obligor being immune (other than by virtue of a discharge in bankruptcy) from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix) any Amortization Event described in Section 9.1(d);

                   (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the applicable Originator under the U.S. Receivables Sale Agreement in consideration of the transfer by the applicable Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a valid and perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or a valid first priority perfected security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                  (xii) the failure to have filed, or any delay in filing,
                       financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                  (xiii) any action or omission by any Seller Party which
                       reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                 (xiv) any attempt by any Person to void any Incremental
                       Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                  (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

         Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

         Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Conduit on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                  ARTICLE XI.

                                   THE AGENT

         Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements and Collection Account Agreements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

         Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

         Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

         Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

         Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

         Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "FINANCIAL INSTITUTION,"

"PURCHASER," "FINANCIAL INSTITUTIONS" and "PURCHASERS" shall include the Agent in its individual capacity.

         Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.


                                  ARTICLE XII.

                           ASSIGNMENTS; PARTICIPATIONS

         Section 12.1 Assignments.

                  (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other Person, and upon such assignment, Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "CONDUIT" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("PURCHASING FINANCIAL INSTITUTIONS") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "ASSIGNMENT AGREEMENT") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Conduit shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                  (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (an "AFFECTED FINANCIAL INSTITUTION"), such Affected Financial Institution shall be obliged, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

         Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).


                                 ARTICLE XIII.

                               LIQUIDITY FACILITY

         Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Conduit delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Conduit, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Conduit as specified by Conduit. Each such assignment by Conduit shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial Institution shall, no later than

1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Conduit and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Conduit, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Conduit in reliance upon such assumption. Conduit hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Conduit, effective upon the receipt by Conduit of the Conduit Transfer Price, the Purchaser Interests of Conduit which are the subject of any transfer pursuant to this Article XIII.

         Section 13.2 Transfer Price Reduction Yield. If the Adjusted Funded Amount is included in the calculation of the Conduit Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Conduit the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

         Section 13.3 Payments to Conduit. In consideration for the reduction of the Conduit Transfer Prices by the Conduit Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Conduit Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Conduit any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

         Section 13.4 Limitation on Commitment to Purchase from Conduit. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Conduit, pursuant to Section 13.1 or otherwise, if:

                  (i) Conduit shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit or taken any corporate action for the purpose of effectuating any of the foregoing; or

                  (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Conduit by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit and such proceeding or petition shall have not been dismissed.

         Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "DEFAULTING FINANCIAL INSTITUTION" and the aggregate amount of such defaulted obligations being herein called the "CONDUIT TRANSFER PRICE DEFICIT"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "NON-DEFAULTING FINANCIAL INSTITUTION") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting

Financial Institutions) of the Conduit Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Conduit may have under applicable law, each Defaulting Financial Institution shall pay to Conduit forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Conduit in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

         Section 13.6 Terminating Financial Institutions.

                  (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "NON-RENEWING FINANCIAL INSTITUTION"). The Agent shall promptly notify Conduit of each Non-Renewing Financial Institution and Conduit, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Conduit on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, Section 13.1. In addition, Conduit may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Conduit or (y) assign to any Affected Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "TERMINATING FINANCIAL INSTITUTION"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Conduit in its sole and absolute discretion.

                  (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "FINANCIAL INSTITUTION" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.


                                  ARTICLE XIV.

                                  MISCELLANEOUS

         Section 14.1 Waivers and Amendments.

                  (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                           (i) without the consent of each affected Purchaser,
(A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement,
(G) change the definition of "ELIGIBLE RECEIVABLE," "LOSS RESERVE," "DILUTION RESERVE," "YIELD AND SERVICING RESERVE," "DELINQUENCY RATIO," "DILUTION RATIO", "DEFAULT RATIO" or "LOSS-TO-LIQUIDATION RATIO," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                           (ii) without the written consent of the then Agent,
amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

         Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

         Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 14.4 Protection of Ownership Interests of the Purchasers.

                  (a) Seller agrees that from time to time, at its expense, it will promptly execute (if required by applicable law) and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Seller hereby authorizes the Agent or its designees or assigns to file one or more financing or continuation statements, and amendments thereto and assignments thereof, with or without Seller's signature as permitted by applicable law, relative to all or any of the now existing or hereafter arising Receivables and Related Security.

                  (b) At any time after the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and the Agent may, or the Agent may direct Seller or the Servicer to, direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (c) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

         Section 14.5 Confidentiality.

                  (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees, agents and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers, agents and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Conduit by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any party hereto, no claim may be made by any party or any Person claiming through any party against any other party or its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; PROVIDED, HOWEVER, that nothing herein shall limit any such party's liability for actual direct damages arising from breach of contract.

         Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 14.11 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

         Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "ARTICLE," "SECTION," "SCHEDULE" or "EXHIBIT" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Financial Institution (collectively, the "BANK ONE ROLES"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduit, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

         Section 14.14 Characterization.

                  (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

W1 RECEIVABLES, L.P.

BY:  W1 GENERAL PARTNER, INC.,  ITS GENERAL PARTNER


By: /s/ C. Paige DiMaggio
    ---------------------
Name:   C. Paige DiMaggio
Title:  Vice President

Address:  515 Post Oak Blvd., Suite 1100
          Houston, TX 77027
          Attention: C. Paige DiMaggio, Treasurer
          Phone:     (713) 693-4186
          Fax:       (713) 693-4315




WEATHERFORD INTERNATIONAL, INC.


By: /s/ C. Paige DiMaggio
    ---------------------
Name:   C. Paige DiMaggio
Title:  Treasurer

Address:  515 Post Oak Blvd., Suite 600
          Houston, TX 77027
          Attention: C. Paige DiMaggio, Treasurer
          Phone:     (713) 693-4186
          Fax:       (713) 693-4315

JUPITER SECURITIZATION CORPORATION


By: /s/ Leo V. Loughead
    -----------------------------------------
        Leo V. Loughead, Authorized Signatory

Address: c/o Bank One, NA (Main Office Chicago), as Agent
         Asset Backed Finance
         Suite IL1-0079, 1-19
         1 Bank One Plaza
         Chicago, Illinois 60670-0079
         Fax: (312) 732-1844

BANK ONE, NA (MAIN OFFICE CHICAGO),
 AS A FINANCIAL INSTITUTION AND AS AGENT


By: /s/ Leo V. Loughead
    -----------------------------------------
        Leo V. Loughead, Authorized Signatory

Address: Bank One, NA (Main Office Chicago)
         Asset Backed Finance
         Suite IL1-0596, 1-21
         1 Bank One Plaza
         Chicago, Illinois 60670-0596
         Fax: (312) 732-4487

                                    EXHIBIT I

                                   DEFINITIONS


                  (a) CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ATTRIBUTED THERETO IN THE U.S. RECEIVABLES SALE AGREEMENT (HEREINAFTER DEFINED); AND

                  (b) AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

                  "ACCRUAL PERIOD" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

                  "ACQUISITION AMOUNT" means, on the date of any purchase from Conduit of one or more Purchaser Interests pursuant to Section 13.1, with respect to each Financial Institution, the lesser of (i) such Financial Institution's Pro Rata Share of the sum of (A) the lesser of (1) the Adjusted Liquidity Price of each such Purchaser Interest and (2) the Capital of each such Purchaser Interest and (B) all accrued and unpaid CP Costs for each such Purchaser Interest and (ii) such Financial Institution's unused Commitment.

                  "ADJUSTED FUNDED AMOUNT" means, in determining the Conduit Transfer Price for any Purchaser Interest, an amount equal to the sum of the Adjusted Liquidity Price of each such Purchaser Interest.

                  "ADJUSTED LIQUIDITY PRICE" means an amount equal to:

                                           NDR
                                    ----------------
                        RI [ DC + [ 1+ (0.50 x 0.10) ]]


                  WHERE:

                  RI = the undivided percentage interest evidenced by such Purchaser Interest.

                  DC         = the Deemed Collections.

                  NDR = the Outstanding Balance of all Receivables as to which any payment, or part thereof, has not remained unpaid for 91 days or more from the original due date for such payment.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AFFECTED FINANCIAL INSTITUTION" has the meaning specified in
Section 12.1(c).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "AGENT" has the meaning set forth in the preamble to this Agreement.

                  "AGGREGATE CAPITAL" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

                  "AGGREGATE REDUCTION" has the meaning specified in
Section 1.3.

                  "AGGREGATE RESERVES" means, on any date of determination, the sum of the Loss Reserve, the Yield and Servicing Reserve and the Dilution Reserve.

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

                  "AGREEMENT" means this U.S. Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "AMORTIZATION DATE" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is 10 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

                  "AMORTIZATION EVENT" has the meaning specified in Article IX.

                  "ASSIGNMENT AGREEMENT" has the meaning set forth in
Section 12.1(b).

                  "AUTHORIZED OFFICER" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

                  "BANK ONE" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

                  "BROKEN FUNDING COSTS" means for any Purchaser Interest which:
(i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under
Article XIII or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "CALCULATION PERIOD" means each fiscal month or portion thereof which elapses during the term of this Agreement.

                  "CAPITAL" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "CHANGE OF CONTROL" means (a) a "Change of Control" under and as defined in the U.S. Receivables Sale Agreement shall occur with respect to Weatherford, (b) Weatherford ceases to own, directly or indirectly, at least a majority of the Equity Interests of any Material Originator, or (c) Weatherford ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Seller; PROVIDED, HOWEVER, that a Permitted Restructuring shall not constitute a Change of Control under this Agreement.

                  "CHARGED-OFF RECEIVABLE" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.

                  "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

                  "COLLECTION ACCOUNT AGREEMENT" means an agreement substantially in the form of Exhibit VI-1 or VI-2 among the applicable Originator, Seller, the Agent and a Collection Bank.

                  "COLLECTION BANK" means, at any time, any of the banks holding one or more Collection Accounts.

                  "COLLECTION NOTICE" means a notice, in substantially the form of Annex A to Exhibit VI-1 or VI-2, from the Agent to a Collection Bank.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER" means promissory notes of Conduit issued by Conduit in the commercial paper market.

                  "COMMITMENT" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from
(i) Seller and (ii) Conduit, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

                  "COMMITMENT AVAILABILITY" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments MINUS an amount equal to 2% of such aggregate Commitments at such time minus (b) the Aggregate Capital at such time.

                  "CONCENTRATION LIMIT" means, at any time, for all Receivables owing from any Obligor and its Affiliates (considered as if they were one and the same Obligor): (i) 3-1/3% of the aggregate Outstanding Balance of all Eligible Receivables, or (ii) such other amount (a "SPECIAL CONCENTRATION LIMIT") for such Obligor designated in writing by the Agent to Seller; PROVIDED that Conduit or the Required Financial Institutions may, upon not less than three (3) Business Days' notice to Seller, cancel any Special Concentration Limit.

                  "CONDUIT" has the meaning set forth in the preamble to this Agreement.

                  "CONDUIT RESIDUAL" means the sum of the Conduit Transfer Price Reductions.

                  "CONDUIT TRANSFER PRICE" means, with respect to the assignment by Conduit of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of
(i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Funded Amount of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

                  "CONDUIT TRANSFER PRICE DEFICIT" has the meaning set forth in
Section 13.5.

                  "CONDUIT TRANSFER PRICE REDUCTION" means in connection with the assignment of a Purchaser Interest by Conduit to the Agent for the benefit of the Financial Institutions, the positive difference (if any) between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Funded Amount for such Purchaser Interest.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "CP COSTS" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in good faith to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

                  "CREDIT AND COLLECTION POLICY" means each Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

                  "DEEMED COLLECTIONS" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

                  "DEFAULT FEE" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

                  "DEFAULT RATIO" means, at any time, a percentage equal to (i) the sum of (a) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables at such time plus (b) the aggregate Charged-Off Receivables during the full Calculation Period ended prior to such Calculation Date, divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

                  "DEFAULTED RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date thereof.

                  "DEFAULTING FINANCIAL INSTITUTION" has the meaning set forth in Section 13.5.

                  "DELINQUENCY RATIO" means, at any time, a percentage equal to
(i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

                  "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original due date for such payment.

                  "DILUTION HORIZON RATIO" means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing (i) the aggregate Original Balance of all Receivables generated during the most recently ended Calculation Period by (ii) the aggregate Outstanding Balance of total Receivables which are not Defaulted Receivables as at the last day of the most recently ended Calculation Period.

                  "DILUTION RATIO" means, on any date, a percentage equal to a fraction (i) the numerator of which is the aggregate amount of Dilutions which occurred during the Calculation Period most recently ended prior to such date, and (ii) the denominator of which is the aggregate Original Balance of the Receivables generated during the full Calculation Period which ended one Calculation Period prior to such Calculation Period.

                  "DILUTION RESERVE" means, on any date, an amount equal to the product of (x) the greater of (i) 0.00% and (ii) the Dilution Reserve Percentage then in effect less 5% and (y) the Net Receivables Balance as of the close of business of the Servicer on such date.

                  "DILUTION RESERVE PERCENTAGE" means, on any date, the percentage equal to the following (where DRP = the Dilution Reserve Percentage):

                  DRP = { (2.0 x ADR) + [ (HDR-ADR) x (HDR/ADR) ] } x DHR

                  WHERE:

                     ADR = the average of the Dilution Ratios for the most
                           recent twelve Calculation Periods;

                     HDR = the highest Dilution Ratio during the most recent
                           twelve months; and

                     DHR = the Dilution Horizon Ratio.

The Dilution Reserve Percentage shall be calculated monthly in each Monthly Report and such Dilution Reserve Percentage shall, absent manifest error, be effective from the corresponding Settlement Date until the next succeeding Settlement Date.

                  "DILUTIONS" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

                  "DISCOUNT RATE" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

                  "ELIGIBLE RECEIVABLE" means, at any time, a Receivable (other than a Government Receivable):

                           (i) the Obligor of which (a) if a natural person, is
a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; and
(b) is not an Affiliate of any of the parties hereto,

                           (ii) the Obligor of which is not the Obligor of (a)
any Charged-Off Receivable or (b) Defaulted Receivables which represent in the aggregate more than 50% of all Receivables owing from such Obligor,

                           (iii) which is not, without duplication, a
Charged-Off Receivable or a Defaulted Receivable,

                           (iv) which by its terms is due and payable within 30
days of the original billing date therefor and has not had its payment terms extended,

                           (v) which is an "account" within the meaning of
Article 9 of the UCC of all applicable jurisdictions,

                           (vi) which is denominated and payable only in United
States dollars in the United States,

                           (vii) which arises under a Contract in substantially
the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                           (viii) which arises under a Contract which (A) does
not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                           (ix) which arises under a Contract that contains an
obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

                           (x) which, together with the Contract related
thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                           (xi) which satisfies all applicable requirements of
the Credit and Collection Policy,

                           (xii) which was generated in the ordinary course of
the applicable Originator's business,

                           (xiii) which arises solely from the sale of goods or
the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

                           (xiv) as to which the Agent has not notified Seller
that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible

Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

                           (xv) which is not subject to any right of rescission,
set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

                           (xvi) as to which the applicable Originator has
satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

                           (xvii) all right, title and interest to and in which
has been validly transferred by the applicable Originator directly to Seller under and in accordance with the U.S. Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "FACILITY TERMINATION DATE" means the earliest of (i) the Liquidity Termination Date and (ii) the Amortization Date.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means that certain letter agreement dated as of the date hereof among Seller, Weatherford and the Agent, as it may be amended or modified and in effect from time to time.

                  "FINANCIAL INSTITUTIONS" has the meaning set forth in the preamble in this Agreement.

                  "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit.

                  "FUNDING SOURCE" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

                  "GENERAL PARTNER" means W1 General Partner, Inc., a Delaware corporation, and its successors.

                  "GOVERNMENT RECEIVABLE" means a Receivable owing from and Obligor that is a government or a governmental subdivision or agency.

                  "INCREMENTAL PURCHASE" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

                  "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

                  "LIBO RATE" means the rate per annum equal to the sum of (i)
(a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (I) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and
(II) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 1.00% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                  "LIQUIDITY TERMINATION DATE" means July 1, 2002.

                  "LOCK-BOX" means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

                  "LOSS RESERVE" means, on any date, an amount equal to 10.0% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

                  "LOSS-TO-LIQUIDATION RATIO" means a percentage equal to (x) the sum of (i) aggregate Delinquent Receivables at the end of the most recently ended Calculation Period, plus (ii) aggregate Charged-Off Receivables during the full Calculation Period ended prior to such Calculation Date, without giving effect to clause (v) in the Charged-Off Receivable definition, divided by (y) the aggregate Collections during the most recent Calculation Period, prior to such calculation date.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the ability of Performance Guarantor and the Originators, taken as a whole, to perform their obligations under the Transaction Documents, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document,
(iii) any Purchaser's interest in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MATERIAL ORIGINATOR" means any Originator who, in any period of 12 consecutive months, has generated more than 10% of the total U.S. Receivables of Weatherford and its consolidated Subsidiaries.

                  "MONTHLY REPORT" means a report, in substantially the form of
Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

                  "MONTHLY REPORTING DATE" means the 25th day of each month hereafter (commencing with July 25, 2001), or, if any such day is not a Business Day, the next succeeding Business Day thereafter.

                  "NET RECEIVABLES BALANCE" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

                  "NON-DEFAULTING FINANCIAL INSTITUTION" has the meaning set forth in Section 13.5.

                  "NON-RENEWING FINANCIAL INSTITUTION" has the meaning set forth in Section 13.6(a).

                  "OBLIGATIONS" shall have the meaning set forth in Section 2.1.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PARTICIPANT" has the meaning set forth in Section 12.2.

                  "PERMITTED RESTRUCTURING" means (a) with respect to any Originator, any merger, consolidation or similar combination of an Originator
(i) with another Originator, (ii) with and into a newly formed entity that is
(A) domiciled in the United States of America, and (B) wholly-owned, directly or indirectly, by Weatherford, with no assets (other than its initial paid-in capital) and no liabilities (other than minimal organization costs) for the purpose of changing its legal form from a corporation, partnership or limited liability company domiciled in one state of the United States to a corporation, partnership or limited liability company domiciled in another state, from a corporation to a partnership or limited liability company, from a partnership to a corporation or limited liability company, or from a limited liability company to a partnership or corporation, as the case may be, (iii) any Person engaged in a similar line of business as such Originator which would not, after giving effect to such merger, consolidation or similar combination, cause such Originator to be the Originator of Receivables with an aggregate Outstanding Balance of more than 10% of the aggregate Outstanding Balance thereof immediately prior to such merger, consolidation or similar combination, and/or
(iv) with any other Person to whom the Agent gives its prior written consent, SO LONG AS: (1) the successor or surviving entity unconditionally assumes such Originator's (or Originators') respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such combination, (2) prior to the effectiveness of such combination, all UCC financing statements necessary to maintain the validity, perfection and priority of Seller's ownership interest in the Receivables and Related Security acquired or to be acquired from such Originator or Originators under the U.S. Receivables Sale Agreement, and the Agent's ownership or security interest therein, have been duly executed and filed in all necessary jurisdictions, and
(3) if the surviving entity in such combination(s) is not an existing party to the U.S. Receivables Sale Agreement, all other documents required to be delivered in connection with a Joinder Agreement under the U.S. Receivables Sale Agreement have been duly executed and delivered substantially contemporaneously with such combination(s), and (b) with respect to Weatherford, any merger, consolidation or similar combination of Weatherford with another Person so long as after giving effect thereto: (i) the survivor unconditionally and expressly assumes, in writing, all of Weatherford's obligations under the Transaction Documents to which Weatherford was a party immediately prior to such merger, consolidation or combination, and (ii) the survivor has senior unsecured long-term debt ratings of at least "BBB-" from Standard & Poor's Ratings Group and "Baa3" from Moody's Investors Services, Inc.

                  "POOLED COMMERCIAL PAPER" means Commercial Paper notes of Conduit subject to any particular pooling arrangement by Conduit, but excluding Commercial Paper issued by Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Conduit.

                  "POTENTIAL AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes

                  "PRO RATA SHARE" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by
(ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Section 13.5 or 13.6.

                  "PROPOSED REDUCTION DATE" has the meaning set forth in
Section 1.3.

                  "PURCHASE LIMIT" means $150,000,000.

                  "PURCHASE NOTICE" has the meaning set forth in Section 1.2.

                  "PURCHASE PRICE" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

                  "PURCHASERS" means Conduit and each Financial Institution.

                  "PURCHASER INTEREST" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                        C
                                   -----------
                                    NRB - AR

                  WHERE:

                  C        = the Capital of such Purchaser Interest.

                  AR       = the Aggregate Reserves.

                  NRB      = the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

                  "PURCHASING FINANCIAL INSTITUTION" has the meaning set forth in Section 12.1(b).

                  "RECEIVABLE" means any "U.S. Receivable" under and as defined in the U.S. Receivables Sale Agreement in which Seller now has or hereafter acquires any right, title or interest. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided however, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

                  "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

                  "REDUCTION PERCENTAGE" means, for any Purchaser Interest acquired by the Financial Institutions from Conduit for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

                  "REGULATORY CHANGE" has the meaning set forth in
Section 10.2(a).

                  "REINVESTMENT" has the meaning set forth in Section 2.2.

                  "RELATED SECURITY" means, with respect to any Receivable, all of Seller's now owned and existing and hereafter arising or acquired right, title and interest in and to (i) all "Related Security" under and as defined in the U.S. Receivable Sale Agreement, (ii) the U.S. Receivables Sale Agreement,
(iii) the Performance Undertaking, and (iv) all proceeds of any of the foregoing.

                  "REQUIRED FINANCIAL INSTITUTIONS" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

                  "REQUIRED NOTICE PERIOD" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:


                  AGGREGATE REDUCTION              REQUIRED NOTICE PERIOD
                  -------------------              ----------------------
        < or = $50,000,000                         two (2) Business Days
        > $50,000,000 but < or = $100,000,000      three (3) Business Days
        > $100,000,000 but < or = $150,000,000     four (4) Business Days


                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the U.S. Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to Weatherford or its Affiliates in reimbursement of actual management services performed).

                  "SELLER" has the meaning set forth in the preamble to this Agreement.

                  "SELLER PARTIES" means (a) Seller, and (b) at any time while it is Servicer and/or Performance Guarantor, Weatherford.

                  "SERVICER" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                  "SERVICING FEE" has the meaning set forth in Section 8.6.

                  "SETTLEMENT DATE" means (A) the second Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

                  "SETTLEMENT PERIOD" means (A) in respect of each Purchaser Interest of Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

                  "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

                  "TERMINATION DATE" has the meaning set forth in Section 2.2.

                  "TERMINATION PERCENTAGE" has the meaning set forth in
Section 2.2.

                  "TERMINATING FINANCIAL INSTITUTION" has the meaning set forth in Section 13.6(a).

                  "TERMINATING TRANCHE" has the meaning set forth in
Section 4.3(b).

                  "TRANCHE PERIOD" means, with respect to any Purchaser Interest held by a Financial Institution:

                  (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller, PROVIDED THAT no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Purchase Notice, the U.S. Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the Subordinated Note (as defined in the U.S.

Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "U.S. RECEIVABLES SALE AGREEMENT" means that certain U.S. Receivables Sale Agreement, dated as of July 2, 2001, between Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

                  "YIELD" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  "YIELD AND SERVICING RESERVE" means, on any date, an amount equal to 2.0% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

                  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                     [DATE]


Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596
Attention:  Jupiter Portfolio Manager

                  RE:  PURCHASE NOTICE

Ladies and Gentlemen:

                  Reference is hereby made to the U.S. Receivables Purchase Agreement, dated as of July 2, 2001, by and among W1 Receivables, L.P., a Texas limited partnership (the "SELLER"), Weatherford International, Inc., as Servicer, the Financial Institutions, Jupiter Securitization Corporation ("CONDUIT"), and Bank One, NA (Main Office Chicago), as Agent (the "U.S. RECEIVABLES PURCHASE AGREEMENT"). Capitalized terms used herein shall have the meanings assigned to such terms in the U.S. Receivables Purchase Agreement.

                  The Agent is hereby notified of the following Incremental
Purchase:

Purchase Price:                      $
                                      -----------------------------------
Date of Purchase:
                                      -----------------------------------

Requested Discount Rate:             [LIBO Rate] [Prime Rate] [Pooled Commercial
                                     Paper rate]

                  Please wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

                  [Account Name]
                  [Account No.]
                  [Bank Name & Address]
                  [ABA #]
                  Reference:
                  Telephone advice to: [Name] @ tel. no. (    )

                  Please advise [Name] at telephone no. (    ) ________________
if Conduit will not be making this purchase.

                  In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "PURCHASE DATE"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

                  (i) the representations and warranties of the Seller set forth in Section 5.1 of the U.S. Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

                  (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

                  (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                                     Very truly yours,

                                     W1 RECEIVABLES, L.P.

                                     BY:  W1 GENERAL PARTNER, INC., ITS GENERAL
                                     PARTNER


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT III

           CHIEF EXECUTIVE OFFICE OF THE SELLER; LOCATIONS OF RECORDS;
                SELLER'S FEDERAL EMPLOYER IDENTIFICATION NUMBER




CHIEF EXECUTIVE OFFICE AND LOCATION OF RECORDS:

      515 Post Oak Blvd., Suite 1100
      Houston, TX  77027

      (some records may also be located at Suite 600 at the above address)




SELLER'S FEDERAL EMPLOYER IDENTIFICATION NUMBER:  76-0684135

                                   EXHIBIT IV

                 NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

          LOCK BOX P.O. ADDRESS                            COLLECTION ACCOUNTS
------------------------------------------ -----------------------------------------------------
Weatherford U.S., L.P.                     Account No. 00103188448 originally in the name of
P.O. Box 200019                            Weatherford U.S., L.P. at [J.P. Morgan Chase &
Houston, TX 77216-0019                     Company/The Chase Manhattan Bank] in Houston, TX
                                           77216-0019
------------------------------------------ -----------------------------------------------------
Weatherford Artificial Lift Systems, Inc.  Account No. 00100367946 originally in the name of
P.O. Box 200937                            Weatherford Artificial Lift Systems, Inc. at [J.P.
Houston, TX 77216-0937                     Morgan Chase & Company/The Chase Manhattan Bank] in
                                           Houston, TX  77216-0937
------------------------------------------ -----------------------------------------------------
[Weatherford Artificial Lift Systems,      Account No. 00101764802 originally in the name of
Inc.  d/b/a] Trico Industries, Inc.        [Weatherford Artificial Lift Systems, Inc.  d/b/a]
P.O. Box 910489                            Trico Industries, Inc. at [J.P. Morgan Chase &
Dallas, TX 75391-0489                      Company/The Chase Manhattan Bank] in  Dallas, TX
                                           75391-0489
------------------------------------------ -----------------------------------------------------
Weatherford U.S., L.P. (d/b/a Gemoco)      Account No.  00103188455 originally in the name of
P.O. Box 200098                            Weatherford U.S., L.P. (d/b/a Gemoco) at [J.P.
Houston, TX 77216-0098                     Morgan Chase & Company/The Chase Manhattan Bank] in
                                           Houston, TX  77216-0098
------------------------------------------ -----------------------------------------------------
[Weatherford U.S., L.P. d/b/a] Williams    Account No.  00103340338 originally in the name of
Tool Company, Ltd.                         [Weatherford U.S., L.P. d/b/a] Williams Tool
P.O. Box 201486                            Company, Ltd. at [J.P. Morgan Chase & Company/The
Houston, TX 77216-1486                     Chase Manhattan Bank] in Houston, TX  77216-1486
------------------------------------------ -----------------------------------------------------
                                           Account No. 9102717973 originally in the name of
                                           Weatherford Artificial Lift Systems, Inc. at [J.P.
                                           Morgan Chase & Company/The Chase Manhattan Bank] in
                                           New York, NY 10081
------------------------------------------ -----------------------------------------------------
                                           Account No. 323005020 originally in the name of
                                           Weatherford U.S., L.P. at [J.P. Morgan Chase &
                                           Company/The Chase Manhattan Bank]  in New York,
                                           NY 10081

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

To:  Bank One, NA (Main Office Chicago), as Agent

                  This Compliance Certificate is furnished pursuant to that certain U.S. Receivables Purchase Agreement dated as of July 2, 2001 among W1 Receivables, L.P. (the "SELLER"), Weatherford International, Inc. (the "SERVICER"), the Purchasers party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (the "AGREEMENT").

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I am the duly elected _________________ of [Seller/Servicer].

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [Seller/Servicer] during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 4 below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event: ____________

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _______, 20__ .


                           -------------------------------

                                  EXHIBIT VI-1

           FORM OF COLLECTION ACCOUNT AGREEMENT FOR LOCK-BOX ACCOUNTS

                                    --------

                          COLLECTION ACCOUNT AGREEMENT

                                  July 2, 2001

J.P. Morgan Chase & Company
712 Main Street, 5-TCB South
P.O. Box 2558
Houston, TX 77252-8084

Attention:  __________________

      RE: WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC., WEATHERFORD U.S., L.P.
                            AND W1 RECEIVABLES L.P.

Ladies and Gentlemen:

         Reference is hereby made to each of the post office boxes listed on the Appendix hereto (each, a "LOCK-BOX" and collectively, the "LOCK-BOXES") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain Treasury Management Service Agreement between you and Weatherford International, Inc. (the "PARENT") dated March 10, 1995 (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the checking accounts specified on the Appendix opposite each of the Lock-Boxes maintained with you (each, a "LOCK-BOX ACCOUNT" and collectively, the "LOCK-BOX ACCOUNTS").

         Each of Weatherford Artificial Lift Systems, Inc. and Weatherford U.S., L.P. (each, a "COMPANY" AND COLLECTIVELY, THE "COMPANIES") and the Parent hereby informs you that pursuant to that certain U.S. Receivables Sale Agreement, dated as of July 2, 2001 between the Companies and W1 Receivables L.P. (the "SELLER"), the Companies have transferred all of their right, title and interest in and to, and exclusive ownership and control of, the Lock-Boxes and the Lock-Box Accounts to Seller. The Parent, the Companies and Seller hereby request that the name of each of the Lock-Box Accounts be changed to "W1 Receivables L.P."

         The Parent, the Companies and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One, NA (Main Office Chicago) (("Bank One") in the form attached hereto as Annex A: (i) the name of each of the Lock-Box Accounts will be changed to Bank One for itself and as agent (or any designee of Bank One) and Bank One will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Accounts, and none of the Parent, the Companies, Seller, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Accounts or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the applicable Lock-Box Account specified on the Appendix hereto, or will redirect the funds as Bank One may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Accounts at any time, as directed by Bank One, (iv) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (v) all correspondence or other mail which you have agreed to send to the Parent, either of the Companies or Seller will be sent to Bank One at the following address:


                  Bank One, NA (Main Office Chicago)
                  Suite 0079, 21st Floor
                  1 Bank One Plaza
                  Chicago, Illinois 60670-0079
                  Attention: Credit Manager, Asset Backed Securities Division

         Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to the Parent or the Companies (and Seller, as the Companies' assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

         You hereby acknowledge that monies deposited in the Lock-Box Accounts or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Boxes or Lock-Box Accounts are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Parent, the Companies or Seller except that you may debit the Lock-Box Accounts for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

         THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK]. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

         This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

WEATHERFORD INTERNATIONAL, INC.



By:
   -----------------------------
Name:
Title:

                  ADDRESS FOR NOTICES:
                                       -------------------------




WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.


By:
   -----------------------------
Name:
Title:

                  ADDRESS FOR NOTICES:
                                       -------------------------

WEATHERFORD U.S., L.P.

BY: WUS HOLDING, LLC, ITS GENERAL PARTNER


By:
   -----------------------------
Name:
Title:

                  ADDRESS FOR NOTICES:
                                       -------------------------

W1 RECEIVABLES L.P.

BY: W1 GENERAL PARTNER, INC., , ITS GENERAL PARTNER


By:
   -----------------------------
Name:
Title:

                  ADDRESS FOR NOTICES:
                                       -------------------------


ACKNOWLEDGED AND AGREED TO THIS      DAY OF                2001:
                                ----        --------------

J.P. MORGAN CHASE & COMPANY

By:
   -----------------------------
Name:
Title:


BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent

By:
   -----------------------------
Name:
Title:

                                    APPENDIX

                        FOR COLLECTION ACCOUNT AGREEMENT

               LOCK-BOXES                                   LOCK-BOX ACCOUNTS
------------------------------------------ -----------------------------------------------------
Weatherford U.S., L.P.                     Account No. 00103188448 originally in the name of
P.O. Box 200019                            Weatherford U.S., L.P. at [J.P. Morgan Chase &
Houston, TX 77216-0019                     Company/The Chase Manhattan Bank](1) in Houston, TX
                                           77216-0019
------------------------------------------ -----------------------------------------------------
Weatherford Artificial Lift Systems, Inc.  Account No. 00100367946 originally in the name of
P.O. Box 200937                            Weatherford Artificial Lift Systems, Inc. at [J.P.
Houston, TX 77216-0937                     Morgan Chase & Company/The Chase Manhattan Bank] in
                                           Houston, TX  77216-0937
------------------------------------------ -----------------------------------------------------
[Weatherford Artificial Lift Systems,      Account No. 00101764802 originally in the name of
Inc.  d/b/a] Trico Industries, Inc.        [Weatherford Artificial Lift Systems, Inc.  d/b/a]
P.O. Box 910489                            Trico Industries, Inc. at [J.P. Morgan Chase &
Dallas, TX 75391-0489                      Company/The Chase Manhattan Bank] in  Dallas, TX
                                           75391-0489
------------------------------------------ -----------------------------------------------------
Weatherford U.S., L.P. (d/b/a Gemoco)      Account No.  00103188455 originally in the name of
P.O. Box 200098                            Weatherford U.S., L.P. (d/b/a Gemoco) at [J.P.
Houston, TX 77216-0098                     Morgan Chase & Company/The Chase Manhattan Bank] in
                                           Houston, TX  77216-0098
------------------------------------------ -----------------------------------------------------
[Weatherford U.S., L.P. d/b/a] Williams    Account No.  00103340338 originally in the name of
Tool Company, Ltd.                         [Weatherford U.S., L.P. d/b/a] Williams Tool
P.O. Box 201486                            Company, Ltd. at [J.P. Morgan Chase & Company/The
Houston, TX 77216-1486                     Chase Manhattan Bank] in Houston, TX  77216-1486

--------

(1) Verify bank name for each account.

                                     ANNEX A

                                 FORM OF NOTICE

                           [ON LETTERHEAD OF BANK ONE]

                                     [DATE]

J.P. Morgan Chase & Company
712 Main Street, 5-TCB South
P.O. Box 2558
Houston, TX 77252-8084

Attention:
           -------------------

                             RE: W1 RECEIVABLES L.P.
Ladies and Gentlemen:

                  We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated July 2, 2001 among Weatherford International, Inc. and certain of its subsidiaries including W1 Receivables L.P., you and us, to have the name of, and to have exclusive ownership and control of, account numbers __________________ (the "LOCK-BOX ACCOUNTS") maintained with you, transferred to us. [Each of the Lock-Box Accounts will henceforth be a zero-balance account, and funds deposited in the Lock-Box Accounts should be sent at the end of each day to ___________.] You have further agreed to perform all other services you are performing under that certain Treasury Management Service Agreement dated March 10, 1995 between you and Weatherford International, Inc. on our behalf.


                 We appreciate your cooperation in this matter.



                                        Very truly yours,

                                        BANK ONE, NA (MAIN OFFICE CHICAGO) (for
                                        itself and as agent)


                                        By:
                                            -----------------------------------
                                        Title:

                                  EXHIBIT VI-2

        FORM OF COLLECTION ACCOUNT AGREEMENT FOR DIRECT DEPOSIT ACCOUNTS

                                    ---------


                          COLLECTION ACCOUNT AGREEMENT

                                  July 2, 2001

J.P. Morgan Chase & Company(2)
1 Chase Manhattan Plaza
7th Floor
New York, NY 10081

Attention:
           -------------------

                             RE: W1 RECEIVABLES L.P.

Ladies and Gentlemen:

                  Reference is hereby made to Weatherford U.S., L.P.'s Direct Deposit Account No. 323005020 and Weatherford Artificial Lift Systems, Inc.'s Direct Deposit Account No. 9102717973 (collectively, the "DDA ACCOUNTS") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain Terms And Conditions For Business Accounts and Services between you and each of Weatherford U.S., L.P. and Weatherford Artificial Lift Systems, Inc. (each, a "COMPANY" and collectively, the "COMPANIES") dated August 5, 1998 (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein.

         The Companies hereby inform you that pursuant to that certain U.S. Receivables Sale Agreement, dated as of July 2, 2001 between the Companies and W1 Receivables L.P. (the "SELLER"), the Companies have transferred all of their right, title and interest in and to, and exclusive ownership and control of, the DDA Accounts to Seller. [The Companies and Seller hereby request that the name of each of the DDA Accounts be changed to "W1 Receivables L.P."].

         The Companies and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One, NA (Main Office Chicago) (("Bank One") in the form attached hereto as Annex A: (i) the name of the DDA Accounts will be changed to Bank One for itself and as agent (or any designee of Bank One) and Bank One will have exclusive


---------

(2) Verify that this is the correct legal name of the bank holding these accounts.

ownership of and access to the DDA Accounts, and neither the Company, Seller, nor any of their respective affiliates will have any control of the DDA Accounts or any access thereto, (ii) you will transfer monies on deposit in the DDA Accounts at any time, as directed by Bank One, (iii) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (iv) all correspondence or other mail which you have agreed to send to the Companies or Seller will be sent to Bank One at the following address:


                  Bank One, NA (Main Office Chicago)
                  Suite 0079, 21st Floor
                  1 Bank One Plaza
                  Chicago, Illinois 60670-0079
                  Attention: Credit Manager, Asset Backed Securities Division

                  Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to the Companies (and Seller, as the Companies' assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.


         You hereby acknowledge that monies deposited in the DDA Accounts or any other account established with you by Bank One for the purpose of receiving funds from the DDA Accounts are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against either of the Companies or Seller except that you may debit the DDA Accounts for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

         THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK]. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

         This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,


WEATHERFORD U.S., L.P.

BY:  WUS HOLDING, LLC, ITS GENERAL PARTNER


By:
   ----------------------------------------
Name:
Title:

ADDRESS FOR NOTICES:  _____________________

WEATHERFORD ARTIFICIAL LIFT SYSTEMS, INC.


By:
   ----------------------------------------
Name:
Title:

ADDRESS FOR NOTICES:
                     ----------------------


W1 RECEIVABLES L.P.

By: W1 GENERAL PARTNER, INC., ITS GENERAL PARTNER


By:
   ----------------------------------------
Name:
Title:

ADDRESS FOR NOTICES:
                     ----------------------

ACKNOWLEDGED AND AGREED TO THIS        DAY OF                  , 2001:
                                ------        ----------------

J.P. MORGAN CHASE & COMPANY(3)

By:      _______________________________
Name:
Title:


BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent

By:
   ----------------------------------------
Name:
Title:


---------

(3) Verify that this is the correct legal name of the bank holding these accounts.

                                     ANNEX A

                                 FORM OF NOTICE

                           [ON LETTERHEAD OF BANK ONE]

                                     [DATE]

J.P. Morgan Chase & Company(4)
1 Chase Manhattan Plaza
7th Floor
New York, NY 10081

Attention:
           -------------------

                             RE: W1 RECEIVABLES L.P.
Ladies and Gentlemen:

                  We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated July 2, 2001 among Weatherford U.S., L.P., Weatherford Artificial Lift Systems, Inc. (collectively, the "COMPANIES"), W1 Receivables L.P., you and us, to have the name of, and to have exclusive ownership and control of, account numbers 323005020 and 9102717973 (the "DDA ACCOUNTS") maintained with you, transferred to us. [Each of the DDA Accounts will henceforth be a zero-balance account, and funds deposited in the DDA Accounts should be sent at the end of each day to ___________.] You have further agreed to perform all other services you are performing under that certain Terms And Conditions For Business Accounts and Services dated August 5, 1998 between you and the Companies on our behalf.


                  We appreciate your cooperation in this matter.

                                        Very truly yours,

                                        BANK ONE, NA (MAIN OFFICE CHICAGO) (for
                                        itself and as agent)


                                        By:
                                            -----------------------------------
                                        Title:

---------

(4) Verify that this is the correct legal name of the bank holding these accounts.

                                   EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

                  THIS ASSIGNMENT AGREEMENT (this "ASSIGNMENT AGREEMENT") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("ASSIGNOR") and __________________ ("ASSIGNEE").


                             PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain U.S. Receivables Purchase Agreement dated as of July 2, 2001 by and among W1 Receivables, L.P., Weatherford International, Inc., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "PURCHASE AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

                  B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

                  C. Assignor is selling and assigning to Assignee an undivided ____% (the "TRANSFERRED PERCENTAGE") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

                                    AGREEMENT

                  The parties hereto hereby agree as follows:

                  1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "EFFECTIVE DATE") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("EFFECTIVE NOTICE") is delivered by the Agent to Conduit, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

                  2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

                  3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "ASSIGNEE'S CAPITAL"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "ASSIGNEE'S ACQUISITION COST"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

                  4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

                  5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of the Seller or the performance or observance by the Seller, any Obligor, any Affiliate of the Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Conduit, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents;
(e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

                  7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

                  8. Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

                  9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                            [ASSIGNOR]


                                            By:
                                                ----------------------------
                                            Title:


                                            [ASSIGNEE]


                                            By:
                                                ----------------------------
                                            Title:

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

DATE:               ,
       -------------  ------

TRANSFERRED PERCENTAGE:                %
                        ---------------

                    A-1                A-2                 B-1                    B-2
             ----------------     -------------      ----------------      --------------
ASSIGNOR     COMMITMENT           COMMITMENT         OUTSTANDING           RATABLE SHARE
             (PRIOR TO GIVING     (AFTER GIVING      CAPITAL (IF ANY)      OF OUTSTANDING
             EFFECT TO THE        EFFECT TO THE                            CAPITAL
             ASSIGNMENT           ASSIGNMENT
             AGREEMENT)           AGREEMENT)

                    A-1                A-2                 B-1                    B-2
             ----------------     -------------      ----------------      --------------
ASSIGNEE                          COMMITMENT         OUTSTANDING           RATABLE SHARE
                                  (AFTER GIVING      CAPITAL (IF ANY)      OF OUTSTANDING
                                  EFFECT TO THE                            CAPITAL
                                  ASSIGNMENT
                                  AGREEMENT)

ADDRESS FOR NOTICES

----------------------

----------------------
Attention:
Phone:
Fax:

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO:                        , Assignor
     ----------------------

     ----------------------

     ----------------------

     ----------------------


TO:                        , Assignee
     ----------------------

     ----------------------

     ----------------------

     ----------------------

                  The undersigned, as Agent under the U.S. Receivables Purchase Agreement dated as of July 2, 2001 by and among W1 Receivables, L.P., a Texas limited partnership, Weatherford International, Inc., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and
__________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

                  1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________,_____.

                  2. Conduit hereby consents to the Assignment Agreement as required by Section 12.1(b) of the U.S. Receivables Purchase Agreement.

                  [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                            Very truly yours,

                                            BANK ONE, NA (MAIN OFFICE CHICAGO),
                                            individually and as Agent


                                            By:
                                                --------------------------

                                            Title:
                                                  ------------------------

                                            JUPITER SECURITIZATION CORPORATION


                                            By:
                                                --------------------------
                                                  Authorized Signatory

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                                   [attached]

                                   EXHIBIT IX

                               FORM OF CONTRACT(S)

                                   [attached]

                                    EXHIBIT X

                            [FORM OF] MONTHLY REPORT

                              W1 RECEIVABLES, L.P.
                              MONTHLY REPORT AS OF:
                                FOR THE MONTH OF:

ORIGINATOR-SPECIFIC DATA:


I.       RECEIVABLES ROLLFORWARD

                                    Weatherford     Weatherford US,    Weatherford Artificial
                                  US, L.P. (WCS)      L.P. (WDIS)      Lift Systems, Inc. (WALS)      GEMOCO
                                  --------------    ---------------    -------------------------    ----------
Beginning Receivables
Add:      New Receivables (1)
Less:     Cash Collections
          Dilutions
          Charge-Offs
          Adjustments
                                  --------------    ---------------    -------------------------    ----------
TOTAL RECEIVABLES                              -                  -                            -             -
                                  --------------    ---------------    -------------------------    ----------



II.      SUMMARY AGING SCHEDULE

                                    Weatherford     Weatherford US,    Weatherford Artificial
                                  US, L.P. (WCS)      L.P. (WDIS)      Lift Systems, Inc. (WALS)      GEMOCO
                                  --------------    ---------------    -------------------------    ----------
Current
1 - 30 days past due
31 - 60 days past due
61 - 90 days past due
91 - 120 days past due
> 120 days past due
                                  --------------    ---------------    -------------------------    ----------
TOTAL RECEIVABLES                              0                  0                            0             0
                                  --------------    ---------------    -------------------------    ----------

III.     ELIGIBLE RECEIVABLES

                                                Weatherford     Weatherford US,    Weatherford Artificial
                                              US, L.P. (WCS)      L.P. (WDIS)      Lift Systems, Inc. (WALS)      GEMOCO
                                              --------------    ---------------    -------------------------    ----------
Total Receivables                                          -                  -                            -             -
Less:  Cross-Age Test (50%)
       Receivables of Affiliates
       Non - US Receivables
       Defaulted Receivables (> 90 dpd)
       Charged-Off Receivables
       Extended Terms ( > 30 days)(2)
       Subject to set-off
       Federal Government Receivables(3)
Plus:  Double Counted Ineligibles
                                              --------------    ---------------    -------------------------    ----------
ELIGIBLE RECEIVABLES BALANCE
                                              --------------    ---------------    -------------------------    ----------


IV.      DYNAMIC RESERVE CALCULATIONS

                                                                           New Effective
                                           Floor:     Dynamic Reserve:   Aggregate Reserve:
                                           -------    ----------------   ------------------
Loss Reserve Percentage(4)                  10.00%        10.00%               10.00%
Dilution Reserve Percentage(5)               0.00%                              0.00%
Discount/Servicing Reserve Percentage        2.00%         2.00%                2.00%
                                            =====         =====                =====
     AGGREGATE RESERVE:                     12.00%        12.00%               12.00%

V.       CAPITAL AVAILABILITY

                                            -----------------------------
                                            Facility Limit   $150,000,000
                                            -----------------------------
ELIGIBLE RECEIVABLES BALANCE                                            0
Less: Excess Concentrations (see Page 3)                                0
                                                             ------------
      NET RECEIVABLE BALANCE                                            0


CURRENT

      Less Reserves - from Section IV
               Aggregate Reserves                    12.00%             0
                                                             ============
      Total Available Funding Amount                                    -
                                                             ------------
      Capital Currently Outstanding                          $          -
                                                             ------------

              ----------------------------------------
                              Purchaser       #DIV/0!
                              Interest
              ----------------------------------------

              REQUIRED PAYDOWN                               $          -

PRO-FORMA


      Less Reserves - from Section IV
              Aggregate Reserves                     12.00%             0
                                                             ------------
              Total Available Funding Amount                            -
                                                             ------------
              Potential Capital Outstanding
                                                             ------------

              ----------------------------------------
                              Pro-forma       #DIV/0!
                              Purchaser
                              Interest
              ----------------------------------------

              INCREMENTAL INCREASE REQUESTED                 $          -
                                                             ------------


PORTFOLIO-WIDE DATA:

VI.      COMPLIANCE

      3-Month Average Loss-to-Liquidation Ratio(7)
                                                                                Two month prior Loss-to-Liquidation ratio
                                                                                One month prior Loss-to-Liquidation ratio
                                                                                  Current month Loss-to-Liquidation ratio

                       Three-month rolling Loss-to-Liquidation Ratio:                         #DIV/0!
                       Loss-to-Liquidation Trigger Ratio:                                      21.75%
                       Status:                                                                #DIV/0!


      3-Month Average Dilution Ratio(8)
                                                                                           Two month prior Dilution ratio
                                                                                           One month prior Dilution ratio
                                                                                             Current month Dilution ratio

                       Three-month rolling Dilution Ratio:                                    #DIV/0!
                       Dilution Trigger Ratio:                                                 11.25%
                       Status:                                                                #DIV/0!


      3-Month Average Delinquency Ratio(9)
                                                                                        Two month prior Delinquency ratio
                                                                                        One month prior Delinquency ratio
                                                                                          Current month Delinquency ratio

                       Three-month rolling Delinquency Ratio:                                 #DIV/0!
                       Delinquency Trigger Ratio:                                               7.25%
                       Status:                                                                #DIV/0!


      3-Month Average Default Ratio(10)
                                                                                            Two month prior Default ratio
                                                                                            One month prior Default ratio
                                                                                              Current month Default ratio

                       Three-month rolling Default Ratio:                                     #DIV/0!
                       Default Ratio:
                                                                                                29.00
                       Status:                                                                #DIV/0!


Notes:

     1.   "New Receivables" is equivalent to Originator Sales.

     2.   Receivables with contract terms greater than 30 days from invoice.

     3.   Federal Government receivables are ineligible.

     4.   Loss Reserve is defined as 10%.

     5. Dilution Reserve is defined as the greater of (a) 0% and (b) the formula: [(2.0 X Average Dilution Ratio) + ((Highest Dilution Ratio - Average Dilution Ratio) x (Highest Dilution Ratio / Average Dilution Ratio))] X Dilution Horizon Ratio.

     6. Purchaser Interest is defined as follows: (Capital) / (NRB - Aggregate Reserves).

     7. The Loss-to-Liquidation Trigger is defined as: (receivables 61-90 days from invoice + Total Gross Charge-offs) / Collections

     8. Dilution Trigger Ratio is defined as Dilution occurred during the current month divided by Originator Sales during the month ending one month prior to such date.

     9. Delinquency Trigger Ratio is defined as Receivables > 60 days, but < 91 days from due date divided by Current Month's Outstanding Balance of all Receivables.

     10. Default Trigger Ratio is defined as: (Defaulted Receivables / Total Receivables).

     11. Dilution Ratio is defined as Dilution occurred during the prior month divided by Originator Sales during the month ending one month prior to such date.

     12. Average Dilution Ratio is defined as the average monthly Dilution Ratio experienced during the prior 12-month period.

     13. Highest Dilution Ratio is defined as the highest monthly Dilution Ratio experienced during the prior 12-month period.

     14. Dilution Horizon Ratio is defined as the percentage equal to Originator Sales during the prior month period divided by the current aggregate Outstanding Balance of all Receivables which are not Delinquent Receivables.

Eligibility Criteria

                                     Referenced in the Receivables Purchase
                                     Agreement, Eligible Receivable definition:
Cross-Age Test (50%)                 Clause ( ii )
Receivables of Affiliates            Clause ( i )
Non - US Receivables                 Clause ( i )
Defaulted Receivables (> 90 dpd)     Clause ( iii )
Charged-Off Receivables              Clause ( iii )
Extended Terms ( > 30 days)  (2)     Clause ( iv )
Subject to set-off                   Clause ( xv )
Federal Government Receivables (3)   Within "Concentration Limit" definition


                    The Servicer hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Transaction Documents.


                           Signed by:
                                      -----------------------------------------

                               Title:
                                      -----------------------------------------

                                   EXHIBIT XI
                        [FORM OF] PERFORMANCE UNDERTAKING

                  THIS PERFORMANCE UNDERTAKING (this "UNDERTAKING"), dated as of July 2, 2001, is executed by Weatherford International, Inc., a Delaware corporation (the "PERFORMANCE GUARANTOR") in favor of W1 Receivables, L.P., a Texas limited partnership (together with its successors and assigns, "RECIPIENT").

                                    RECITALS

1. Weatherford Artificial Lift Systems, Inc., a Delaware corporation, and Weatherford U.S., L.P., a Louisiana limited partnership (collectively, the "ORIGINATORS") and Recipient have entered into a U.S. Receivables Sale Agreement, dated as of July 2, 2001 (as amended, restated or otherwise modified from time to time, the "SALE AGREEMENT"), pursuant to which Performance Guarantor and Originators, subject to the terms and conditions contained therein, are selling and/or contributing their respective right, title and interest in their accounts receivable to Recipient.

2. Performance Guarantor owns one hundred percent (100%) of the Equity Interests of each of the Originators and Recipient, and each of the Originators, and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from its sale of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3. As an inducement for Recipient to acquire Originators' accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by Originators of their obligations under the Sale Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

                  Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Receivables Purchase Agreement referenced therein. In addition:

                  "GUARANTEED OBLIGATIONS" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.

                  Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Originator under the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Agent or Blue Ridge from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or Blue Ridge in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; PROVIDED THAT nothing herein shall relieve any Originator from performing in full its Guaranteed Obligations under the Sale Agreement or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

                  Section 3. Performance Guarantor's Further Agreement to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

                  Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of

Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

                  Section 5. Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

                  Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:

                  (a) Organization; Powers. Performance Guarantor (i) is duly organized, validly existing and in good standing or active status under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under this Undertaking.

                  (b) Authorization. The execution, delivery and performance by Performance Guarantor of this Undertaking (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Performance Guarantor, (2) any order of any Governmental Authority or
(3) any provision of any indenture, agreement or other instrument to which Performance Guarantor is a party or by which any of them or any of their Property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Adverse Claim upon or with respect to any Property now owned or hereafter acquired by Performance Guarantor.

                  (c) No Conflict. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents,
(ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Undertaking.

                  (e) Enforceability. This Undertaking has been duly executed and delivered by Performance Guarantor and constitutes a legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or Blue Ridge against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agent and Blue Ridge against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy
Code) which Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiaries, the Agent or Blue Ridge. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

                  Section 8. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the Receivables Purchase Agreement is terminated, PROVIDED THAT this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

                  Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

                  Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

                  Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

                  Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

                  Section 13. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Sale Agreement, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.

                  Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this
Section 15.

                  Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                  Section 17. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE SALE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

                  Section 18. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.


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


                  Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "SECTION" shall mean a reference to sections of this Undertaking.

                  IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                     WEATHERFORD INTERNATIONAL, INC.

                                     By:
                                         ---------------------------------
                                     Name:
                                          --------------------------------
                                     Title:
                                           -------------------------------

                                     ADDRESS FOR NOTICES:

                                        515 Post Oak Blvd., Suite 600
                                        Houston, TX  77027
                                        Attention: C. Paige DiMaggio, Treasurer
                                        Phone:     (713) 693-4186
                                        Fax:       (713) 693-4315


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


                                   SCHEDULE A
                      COMMITMENTS OF FINANCIAL INSTITUTIONS


FINANCIAL INSTITUTION                   COMMITMENT
---------------------                   ----------
   Bank One, NA                        $153,000,000

                                   SCHEDULE B

                     DOCUMENTS TO BE DELIVERED TO THE AGENT

                       ON OR PRIOR TO THE INITIAL PURCHASE

                  PART I: Documents to be Delivered in Connection with the U.S. Receivables Sale Agreement

                  1. Executed copies of the U.S. Receivables Sale Agreement, duly executed by the parties thereto.

                  2. Copy of the Resolutions of the Board of Directors of each Originator certified by its Secretary, authorizing each Originator's execution, delivery and performance of the U.S. Receivables Sale Agreement and the other documents to be delivered by it thereunder.

                  3. Certificate of Incorporation/Limited Partnership of each Originator certified by the Secretary of State of the jurisdiction of organization of each Originator on or within thirty (30) days prior to the initial Purchase (as defined in the U.S. Receivables Sale Agreement).

                  4. Good Standing Certificate for each Originator issued by the Secretaries of State of its state of organization and the State of Texas.

                  5. A certificate of the Secretary of each Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the U.S. Receivables Sale Agreement and any other documents to be delivered by it thereunder and (ii) a copy of each Originator's By-Laws or limited partnership agreement, as applicable.

                  6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator from the following jurisdictions:

                  a. Weatherford Artificial Lift Systems, Inc.: Delaware and Texas (and, insofar as tax and judgment liens are concerned, applicable counties within each such state)

                  b. Weatherford U.S., L.P.: State of Texas, Terrebone Parish, LA and State of Louisiana (and, insofar as tax and judgment liens are concerned, applicable counties within Texas)

                  7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the U.S. Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Seller (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the U.S. Receivables Sale Agreement.

                  8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by such Originator.

                  9. Executed Collection Account Agreements for each Lock-Box and Collection Account (due not later than August 15, 2001).

                  10. A favorable opinion of legal counsel for each Originator reasonably acceptable to Seller (or its assigns) which addresses the following matters and such other matters as Seller (or its assigns) may reasonably request:

                  --Such Originator is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  --Such Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Originator's business.

                  --The execution and delivery by each Originator of the U.S. Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of each Originator and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon each Originator; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of each Originator or any of its Subsidiaries (except as contemplated by the U.S. Receivables Sale Agreement).

                  --The U.S. Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by each Originator and constitutes the legal, valid, and binding obligation of each Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --The provisions of the U.S. Receivables Sale Agreement are effective to create a valid security interest in favor of Seller in all Receivables and upon the filing of financing statements, Seller shall acquire a first priority, perfected security interest in such Receivables.

                  --To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against each Originator or any Affiliate of each Originator, which would materially adversely affect the business or financial condition of each Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of each Originator to perform its obligations under the U.S. Receivables Sale Agreement.

                  11. A "TRUE SALE" opinion and "SUBSTANTIVE CONSOLIDATION" opinion of counsel for each Originator with respect to the transactions contemplated by the U.S. Receivables Sale Agreement.

                  12. A Compliance Certificate.

                  13. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the U.S. Receivables Sale Agreement.

                  14. Executed copies of the Subordinated Notes (as defined in the U.S. Receivables Sale Agreement) by Seller in favor of each Originator.

                  15. A direction letter executed by each Originator authorizing Seller (and its assignees) and directing warehousemen to allow Seller (and its assignees) to inspect and make copies from each Originator's books and records maintained at off-site data processing or storage facilities.


                  PART II: Documents to Be Delivered in Connection with the Agreement

                  1. Executed copies of the Agreement, duly executed by the parties thereto.

                  2. Copy of the Resolutions of the Board of Directors or comparable body of each Seller Party [and General Partner], certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

                  3. Certificate of Incorporation or Limited Partnership of each Seller Party and General Partner certified by the Secretary of State of its jurisdiction of organization on or within thirty (30) days prior to the initial Incremental Purchase.

                  4. Good Standing Certificate for each Seller Party and General Partner issued by the Secretaries of State of its state of organization and each jurisdiction where it has material operations, each of which is listed below:

                  a. Seller:

                  b. General Partner

                  c. Servicer:

                  5. A certificate of the Secretary of each Seller Party [and General Partner] certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's Organic Documents.

                  6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Seller from the following jurisdictions:

                  a.  ____________

                  b.  ____________

                  7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Incremental Purchase in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

                  8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

                  9. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

                  10. A favorable opinion of legal counsel for the Seller Parties and General Partner reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

                  --Each Seller Party and General Partner is a ___________ duly organized, validly existing, and in good standing under the laws of its state of organization.

                  --Each Seller Party and General Partner has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person's business.

                  --The execution and delivery by each Seller Party and General Partner of this Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate or partnership action and proceedings on the part of such Person and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its Organic Documents or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by the Transaction Documents).

                  --This Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --The provisions of the Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

                  --To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Seller Party, General Partner or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

                  11. If requested by Conduit or the Agent, a favorable opinion of legal counsel for each Financial Institution, reasonably acceptable to the Agent which addresses the following matters:

                  --This Agreement has been duly authorized by all necessary corporate action of such Financial Institution.

                  --This Agreement has been duly executed and delivered by such Financial Institution and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of such Financial Institution, enforceable against such Financial Institution in accordance with its terms.

                  12. A Compliance Certificate.

                  13. The Fee Letter.

                  14. A Monthly Report as at May 31, 2001.

                  15. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

                  16. A direction letter executed by each Seller Party authorizing the Agent and Conduit, and directing warehousemen to allow the Agent and Conduit to inspect and make copies from Seller's books and records maintained at off-site data processing or storage facilities.

                  17. For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Purchaser is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.